UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2017

Rexahn Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34079	11-3516358
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Section 8 – Other Events

Item 8.01	Other Events.

On October 17, 2017, Rexahn Pharmaceuticals, Inc., a Delaware corporation (“Rexahn”), closed a registered direct offering of 3,265,309 shares of its common stock and warrants to purchase 1,632,654 shares of its common stock (and the shares of common stock issuable upon exercise of the warrants), which Rexahn sold in units consisting of one share of common stock and a warrant to purchase 0.5 of a share of its common stock at an exercise price of $2.85 per share of common stock. The units were sold for $2.45 per unit for gross proceeds of $8.0 million (the “Offering”). In the Offering, Rexahn also issued the placement agent warrants to purchase up to an aggregate of 195,919 shares of common stock at an exercise price of $3.06 per share of common stock. The Offering was previously disclosed in a Current Report on Form 8-K filed on October 13, 2017. A copy of the legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the Offering is filed herewith as Exhibit 5.1.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: October 17, 2017	/s/ Tae Heum Jeong
Tae Heum Jeong
Senior Vice President of Finance & Chief Financial Officer